Exhibit 99.1

September 15, 2023

To:	Newell Brands Inc.

Ladies and Gentlemen:

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement, dated as of March 18, 2018 (as amended on April 23, 2018 and February 8, 2023, the “Nomination Agreement”), among Newell Brands Inc. (the “Company”) and Carl C. Icahn, including various entities controlled by Mr. Carl Icahn and his associates and related affiliate entities referenced therein (collectively, the “Icahn Group”). Reference is made to the resignation of David P. Willetts and Gaoxiang (Gary) Hu from the Company’s Board of Directors (“Board”), effective September 15, 2023. The Icahn Group hereby waives any right under the Nomination Agreement to designate a Replacement for Mr. Willetts and/or Mr. Hu and further agrees with the Company that the Nomination Agreement is terminated in all respects and shall have no further force or effect hereafter.

Very truly yours,

ON BEHALF OF THE ICAHN GROUP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer, Icahn Capital LP

Accepted and agreed this 16th day of September, 2023:

NEWELL BRANDS INC.

By:	/s/ Bradford R. Turner
Name:	Bradford R. Turner
Title:	Chief Legal & Administrative Officer